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                        CONSENT OF INDEPENDENT ACCOUNTANTS







To the Board of Trustees of
Smith Barney Muni Funds:



We hereby consent to the following with respect to the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of Smith Barney Muni
Funds:



1. The incorporation by reference of our report dated February 8, 1995, accompanying the Annual Report of the Smith Barney New York Municipals Fund Inc. (formerly the Smith Barney Shearson New York Municipals Fund Inc.) as of December 31, 1994, in the Prospectus/Proxy Statement.



2.      The reference to our firm under the heading "Financial
Statements and Experts" in the Prospectus/Proxy Statement.



3.      The reference to our firm under the heading "Financial
Highlights" in the Prospectus dated March 1, 1995 of the Smith Barney New York Municipals Fund Inc..








                                       /s/ Coopers & Lybrand L.L.P.
                                       Coopers & Lybrand L.L.P.



Boston, Massachusetts
October 25, 1995